                                                                Exhibit 23(j)(5)

                           [LOGO] Palmer & Dodge LLP
                  111 Huntington Avenue At Presidential Center
                             Boston, MA 02199-7613

December 30, 2004

Seligman Municipal Fund Series, Inc.
100 Park Avenue
New York, New York  10017

Ladies and Gentlemen:

With respect to Post-Effective Amendment No. 42 to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended, for Seligman Municipal Fund Series, Inc., on behalf of its Massachusetts Municipal Series, we have reviewed the material with respect to Massachusetts Taxes in the Registration Statement. Subject to such review, our opinion as delivered to you and as filed with the Securities and Exchange Commission remains unchanged.

We consent to the filing of this consent as an exhibit to the Registration Statement of Seligman Municipal Fund Series, Inc. and to the reference to us under the heading "Massachusetts Taxes." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,


/s/PALMER & DODGE LLP
PALMER & DODGE LLP

             Main 617.239.0100 Fax 617.227.4420 www.palmerdodge.com